EXHIBIT 10.1

                             COMPENSATION AGREEMENT

         THIS COMPENSATION AGREEMENT (this "Agreement") is made as of this 21st day of April, 203 by and between Eline Entertainment Group, Inc., a Nevada corporation (the "Company"), with its principal place of business at 8905 Kingston Pike, Suite 313, Knoxville, Tennessee 37923 and Ella Chesnutt, an individual ("Chesnutt"), with her principal place of business located at 6200 Devon Drive, Columbia, Maryland 21044.

                                R E C I T A L S:

         WHEREAS, the Company previously retained Chesnutt to provide certain services to it as hereinafter set forth.

         WHEREAS, Chesnutt has performed those services to the satisfaction of the Company.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Compensation for Services. The Company previously retained Chesnutt under an oral agreement to provide various services to it following the change of control of the Company in September 2002, including, but not limited to (i) investigation and analysis regarding the status of the Company's assets and related liabilities, (ii) investigation, review and organization of the Company's records and (iii) advice concerning corporate structure and organization. This engagement has been successfully completed to the Company's satisfaction. As full and complete consideration for the performance of such services, the Company shall pay Chesnutt an aggregate of $30,000. The Company and Chesnutt have agreed that in lieu of cash Chesnutt will accept 15,000 shares of the Company's common stock as payment of such compensation. The Company will include such shares in a registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission so as to permit the public resale thereof.

         2. Representations and Warranties of Chesnutt. Chesnutt represents and warrants that she has the full right, power and capacity to execute and deliver this Agreement and perform her obligations hereunder; that the execution and delivery of this Agreement and the performance by Chesnutt of her obligations

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pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which she is a party or by which she or any of her assets are bound; and that this Agreement, upon execution and delivery of the same by Chesnutt, will represent the valid and binding obligation of Chesnutt enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

         3. Confidentiality. Chesnutt agrees that all non-public information pertaining to the prior, current or contemplated business of the Company constitutes valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. Chesnutt shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Chesnutt, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Chesnutt from a third party or parties, or (iii) if such information is known to Chesnutt prior to the execution of this Agreement, or (iv) as may be required by law. Chesnutt acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of this paragraph would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach or threatened breach by Chesnutt of any of this paragraph, Chesnutt agrees that, in addition to any remedy at law available to the Company including, but not limited to, monetary damages, and the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

         4. Amendment or Assignment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment,

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discharge, or change is sought. This Agreement is not assignable by Chesnutt without the prior written consent of the Company, which such consent may not be forthcoming.

         5. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

         6. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         7. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         8. Construction. This Agreement shall be construed in accordance with the laws of the State of Nevada, without and application of the principles of conflicts of laws.

         9. Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit. No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

         10. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which

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shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        ELINE ENTERTAINMENT GROUP, INC.

                                        By: /s/ Barry A. Rothman
                                            ----------------------------
                                            Barry A. Rothman, President


                                            /s/ Ella Chesnutt
                                            Ella Chesnutt


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